EXHIBIT 4.12

FOUTH AMENDMENT TO CONTRACT FOR SUPPLY OF SUGARCANE

By this private instrument, the below qualified parties,

BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS, joint stock company enrolled at CNPJ under 07.628.528/0001-59, headquartered in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, n° 1309, 5th.floor, herein duly represented according to its By Laws, hereinafter named “Brasilagro”; and

BRENCO – COMPANHIA BRASILEIRA DE ENERGIA RENOVÁVEL, joint stock company enrolled at CNPJ under° 08.070.566/0001-00, headquartered in the city of São Paulo, State of São Paulo, at Avenida Rebouças, 3.970, 26th. floor, part 5, herein duly represented according to its By Laws, hereinafter named “Brenco”;

being Brasilagro and Brenco hereinafter, also referred to, jointly as “Parties” or, individually and indistinctly, as “Party”;

WHEREAS

(i)	On March 13, 2008, the Parties executed a Sugarcane Supply Contract, as amended on August 31, 2009, again on May 3, 2010 and, once more, on September 20, 2010 (the “Contract for Supply of Sugarcane”), through which Brasilagro committed to supply to Brenco the production of 2 (two) entire cycles of sugarcane crop, produced in the total agriculturable area existing in the rural property named “Alto Taquari Farm”, property of Imobiliária Mogno and owned by Brasilagro, located in the Municipality of Alto Taquari, State of Mato Grosso, at Rodovia Buriti, km 18 + 8 km on the right, n/n, ZIP CODE 78785-000 (the “Farm”);

(ii)	Due to Brenco’s delay in beginning the first milling of sugarcane in 2010/2011 harvest, part of this sugarcane, object of the Contract for Supply of Sugarcane, was not harvested by Brasilagro in the agreed period, resulting in the drop of its Total Recoverable Sugar – ATR index, with the consequent loss of quality of the mentioned sugarcane;

(iii)	The Parties recognize the existence of outstanding balance, on behalf of Brasilagro, of amounts related to the non receipt by Brenco of the sugarcane in the volumes established in the Contract for Supply of Sugarcane for 2010/2011 harvest;

(iv)	The Parties recognize that the amounts and conditions herein agreed are sufficient to reimburse the losses and damages incurred by Brasilagro due to the non receipt, by Brenco, of the volumes established in the Contract for Supply of Sugarcane for 2010/2011 harvest, and its related consequences in these crops for the coming harvests;

(v)	Brenco was responsible for the cut, transshipment, loading and transportation of the sugarcane produced in part of the properties held by Brasilagro in 2011/2012 harvest; and

(vi)	Brasilagro and Brenco, searching to keep the partnership balance and synergy, intend to change certain terms and conditions provided in the Contract for Supply of Sugarcane, in order to offset Brasilagro ‘s losses, due to the delay in the milling of part of the sugarcane produced;

Now therefore, the Parties have agreed to enter into this Fourth Amendment to the Contract for Supply of Sugarcane (“Fourth Amendment”), which shall be ruled by the following clauses, terms and conditions:;

1.	THE AMEDMENT PURPOSE

1.1.	By this Fourth Amendment, the Parties have agreed that, for the first entire cycle of sugarcane crop of the Farm, Brasilagro may deliver the sugarcane in non-linear form for 2012/2013, 2013/2014, 2014/2015 and 2015/2016 harvests, according to the monthly volumes of sugarcane delivery, to be carried out by Brasilagro to Brenco’s plant, located in Alto Taquari/MT.

1.1.1.	The .Parties agree that the monthly volume of sugarcane delivery to be carried out by Brasilagro to Brenco’s plant, may vary in up to 30% (thirty per cent), for more or less. This variation will be allowed for 2012/2013, 2013/2014, 2014/2015 and 2015/2016 harvests.

1.1.2.	The Parties further agree that (i) Brasilagro may start the delivery of sugarcane with up to 15 days in delay, as regards to the beginning of the sugarcane milling by the Plant, and that (ii) Brasilagro may finish the sugarcane delivery in up to 15 days in advance, as regards to the end of the sugarcane milling by the Plant

1.1.3.	For 2012/2013 harvest, the monthly volume of sugarcane delivery, to be conducted by Brasilagro to Brenco’s plant, located in Alto Taquari/MT, is set forth in Annex I to the Contract. For the other harvests, the sugarcane volume to be delivered by Brasilagro to Brenco will be annually calculated, according to Milling Plan to be delivered by Brenco to Brasilagro.

1.1.1.1	The Milling Plan shall be prepared and presented by Brenco to Brasilagro at least 30 (thirty) days in advance to the beginning of each harvest, and will estimate the total volume of sugarcane to be delivered by Brasilagro to Brenco.

1.2	The Parties further recognize that the cut, transshipment, loading and transportation of sugarcane, for 2011/2012 harvest year, for the areas and volumes listed in Annex II, was independently carried out by Brenco, through the discount of the amount previously agreed upon by the parties, according to calculation provided in Annex III, on the amount to be paid by Brenco to Brasilagro, due to the sugarcane supply, object of the Contract for Supply of Sugarcane.

1.2.1	The Parties agree that the amount established for the CCT related to 2011/2012 harvest year, according to calculation provided in Annex III, was discounted from the amount paid by Brenco to Brasilagro, due to the sugarcane supply.

1.2.2	Brasilagro issued electronic invoices to Brenco, already considering the discount agreed upon due to CCT. In this sense, the amount invoiced represents the balance between the full amount and the amount to be discounted due to the CCT.

1.2.3	As set forth in Clause 1.1 above, it is certain and agreed the insertion of Clause 4.11 in the Contract for Supply of Sugarcane, which becomes its integral part.

1.2.3.1	“4.11. Exceptionally, in 2011/2012 harvest year, exclusively, the cut, transshipment, loading and transportation of approximately 285,000 (two hundred and eighty five thousand) tons of sugarcane, shall be carried out by Brenco, being discounted the budgeted amount to Brasilagro for the performance of this activity from the amount to be paid by Brenco to Brasilagro, due to this Contract, the other estimated 55,000 tons and which complete the production of the Farm object of this amendment, will be delivered by Brasilagro in the industrial unit of AT”

1.3	In addition to the above specified subject, the Parties recognize the existence of balance of R$ 1,184,045.17 (one million, one hundred and eighty four Thousand and forty five reais and seventeen cents), on behalf of Brasilagro, due to the non receipt, by Brenco, of the agreed sugarcane volumes for 2010/2011 harvest, the payment of which shall be conducted by Brenco through the addition to the price of the sugarcane delivered in the scope of the Contract for Supply of Sugarcane, of the amount of R$ 1.00 (one real) for each ton of sugarcane delivered (“Indemnity Addition”), as from the 2011/2012 harvest until the full amortization of the above mentioned amount.

1.3.1	Except for the payment of the Indemnity Addition of 2011/2012 harvest, which will be made in July 2012, the payment of the subsequent Indemnity Additions will be always performed at the closing of the harvest, until the 10th (tenth) business day of the month of April of the year following the delivery.

1.3.2	After the first payment related to the amortization of the balance appointed in this Clause, the remaining amount shall be monthly adjusted, in accordance with CDI variation.

1.3.3	The bank payment vouchers of the Indemnity Additions will be the receipt of settlement of the amounts paid by Brenco to Brasilagro.

2.	RATIFICATIONS OF OTHER PROVISIONS OF THE CONTRACT

2.1.	All other provisions included in the Contract which have not been expressly amended by this Fourth Amendment remain ratified.

3.	GENERAL PROVISIONS

3.1.	Each of the Parties may propose changes in the contractual provisions of this Fourth Amendment, and if agreed with the new provisions, the Parties will execute new amendment to the Contract, in writing, signed by both Parties, which shall be an integral part of the Contract for all legal effects.

3.2.	Should there be rights and obligations arising from the Contract and/or from this Fourth Amendment which, by their nature, maintain the effectiveness and validity in force after the termination of the Contract, these shall survive to the termination of the Contract, for the effectiveness prescribed to them.

3.3.	In case of any term and condition of this Fourth Amendment are deemed invalid, illegal or unenforceable by any court, such fact shall not affect the validity, legality or unenforceability of any remaining contractual provisions hereof, which shall remain in full force and effect and enforceable.

3.4.	The tolerance or compromise, by any of the Parties, to the failure to comply with any term of this Fourth Amendment, shall not be considered as waiver by that Party in requiring the compliance with any other provisions herein included, nor shall be a novation or tolerance to the noncompliance with any past, present or future obligation, as regards to the term whose noncompliance was tolerated.

3.5.	Any notice or communication between the Parties shall be in writing and shall be considered valid if delivered in hands with voucher receipt or if remitted by fax with confirmation of receipt or registered letter with acknowledgment of receipt (AR), in the following addresses:

If addressed to Brasilagro:

Name: Gustavo Javier Lopez

Title: Administrative Officer

Address: Av. Brigadeiro Faria Lima, n° 1.309 – 5° andar

ZIP CODE 01452-002 – São Paulo – SP

Fax:(11) 3035-5366

e-mail: gustavo.lopez@brasil-agro.com

If addressed to Brenco:

Name: Fabiano Zillo

Title: Agro Industrial Superintendent

Address: Rodovia GO 341, KM 67 on the right 13 KM, S/N

ZIP CODE 75.830-000 – Mineiros – GO

Fax: (64) 3672 5300

e-mail: fabiano.zillo@eth.com

3.6.	This Fourth Amendment shall inure to the benefit of and be biding upon the successors and permitted assigns of the Parties hereto.

3.7.	The terms started in capital letters not defined in this Fourth Agreement have the meaning attributed to them in the Contract.

3.8.	This Fourth Amendment is the full agreement between the Parties about its purpose and revokes any prior understanding hereto.

4.	VENUE

4.1.	The Parties elect the Courts of the capital of the State of São Paulo to settle any issues arising from this Third Amendment, at the expense of any other, however preferential it may be.

IN WITNESS WHEREOF, the Parties sign this agreement in 03 (three) counterparts of equal form and content, in the presence of two undersigned witnesses for legal and judicial effects.

São Paulo, March 14, 2012.

BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

André Guillaumon Operational Officer	Gustavo Javier Lopez Administrative Officer

BRENCO – COMPANHIA BRASILEIRA DE ENERGIA RENOVÁVEL

By:	By:

Witnesses:

1.	2.
Name:	Name:
CPF:	CPF:

ANNEX I

2012/2013 HARVEST

MONTH	DELIVERY TARGET (t)
5	0
6	12,592
7	66,478
8	66,478
9	64,851
10	66,478
11	16,287

293,163

* Brasilagro shall be allowed the variation of 30% for more or less of the above estimated quantities

* Brasilagro may begin the sugarcane delivery with up to 15 days of delay, in relation to the beginning of sugarcane milling by the Plant

* Brasilagro may finish the sugarcane delivery with up to 15 days in advance, in relation to the end of the sugarcane milling by the Plant

* Brasilagro will provide the following CCT structure to the 2012/2013 harvest:

•	3 Harvesters
•	6 Agricultural Implements Conjuntos Transbordos
•	5 Sugarcane Trucks
•	9 Agricultural Implements Conjuntos Julietas

* For the remaining harvest years, Brasilagro will provide CCT structure according to the volume of sugarcane to be supplied in the terms of section 1.1 of the Fourth Amendment.

ANNEX II

	Supplier Tons	Gross Value	Tax	Discount	Farm	N.Ps	Net Value	Total Retention
	BRASILAGRO				ALTO TAQUARI FARM—BRASILAGRO

	263,808.900	2,377,649.59	0.00	1,504,059.37		0.00	873,590.22	0.00

		DISCOUNT

		ADVANCE	.....:	1,504,059.37

Total:	263,808.900	2,377,649.59	0.00	1,504,059.37		0.00	873,590.22	0.00

ANNEX III

Alto Taquari—V14
CALCULATING THE VALUE OF SERVICE				CALCULATING THE VALUE OF SERVICE				CALCULATING THE VALUE OF SERVICE
DISTANCE			R$/ t	DISTANCE			R$/ t	DISTANCE			R$/ t
INITIAL	FINAL	AVERAGE	variable	INITIAL	FINAL	AVERAGE	variable	INITIAL	FINAL	AVERAGE	variable
0,01	1,00	0,5	0,95	30,01	31,00	30,5	3,33	60,01	61,00	60,5	5,71
1,01	2,00	1,5	1,03	31,01	32,00	31,5	3,41	61,01	62,00	61,5	5,79
2,01	3,00	2,5	1,11	32,01	33,00	32,5	3,49	62,01	63,00	62,5	5,87
3,01	4,00	3,5	1,18	33,01	34,00	33,5	3,57	63,01	64,00	63,5	5,95
4,01	5,00	4,5	1,26	34,01	35,00	34,5	3,65	64,01	65,00	64,5	6,03
5,01	6,00	5,5	1,34	35,01	36,00	35,5	3,73	65,01	66,00	65,5	6,11
6,01	7,00	6,5	1,42	36,01	37,00	36,5	3,81	66,01	67,00	66,5	6,19
7,01	8,00	7,5	1,50	37,01	38,00	37,5	3,89	67,01	68,00	67,5	6,27
8,01	9,00	8,5	1,58	38,01	39,00	38,5	3,96	68,01	69,00	68,5	6,35
9,01	10,00	9,5	1,66	39,01	40,00	39,5	4,04	69,01	70,00	69,5	6,43
10,01	11,00	10,5	1,74	40,01	41,00	40,5	4,12	70,01	71,00	70,5	6,51
11,01	12,00	11,5	1,82	41,01	42,00	41,5	4,20	71,01	72,00	71,5	6,59
12,01	13,00	12,5	1,90	42,01	43,00	42,5	4,28	72,01	73,00	72,5	6,67
13,01	14,00	13,5	1,98	43,01	44,00	43,5	4,36	73,01	74,00	73,5	6,75
14,01	15,00	14,5	2,06	44,01	45,00	44,5	4,44	74,01	75,00	74,5	6,82
15,01	16,00	15,5	2,14	45,01	46,00	45,5	4,52	75,01	76,00	75,5	6,90
16,01	17,00	16,5	2,22	46,01	47,00	46,5	4,60	76,01	77,00	76,5	6,98
17,01	18,00	17,5	2,30	47,01	48,00	47,5	4,68	77,01	78,00	77,5	7,06
18,01	19,00	18,5	2,38	48,01	49,00	48,5	4,76	78,01	79,00	78,5	7,14
19,01	20,00	19,5	2,45	49,01	50,00	49,5	4,84	79,01	80,00	79,5	7,22
20,01	21,00	20,5	2,54	50,01	51,00	50,5	4,92	80,01	81,00	80,5	7,30
21,01	22,00	21,5	2,61	51,01	52,00	51,5	5,00	81,01	82,00	81,5	7,38
22,01	23,00	22,5	2,69	52,01	53,00	52,5	5,08	82,01	83,00	82,5	7,46
23,01	24,00	23,5	2,77	53,01	54,00	53,5	5,16	83,01	84,00	83,5	7,54
24,01	25,00	24,5	2,85	54,01	55,00	54,5	5,24	84,01	85,00	84,5	7,62
25,01	26,00	25,5	2,93	55,01	56,00	55,5	5,32	85,01	86,00	85,5	7,70
26,01	27,00	26,5	3,01	56,01	57,00	56,5	5,39	86,01	87,00	86,5	7,78
27,01	28,00	27,5	3,09	57,01	58,00	57,5	5,47	87,01	88,00	87,5	7,86
28,01	29,00	28,5	3,17	58,01	59,00	58,5	5,55	88,01	89,00	88,5	7,94
29,01	30,00	29,5	3,25	59,01	60,00	59,5	5,63	89,01	90,00	89,5	8,02

CALCULATING THE VALUE OF SERVICE				CALCULATING THE VALUE OF SERVICE				CALCULATING THE VALUE OF SERVICE
DISTANCE			R$/ t	DISTANCE			R$/ t	DISTANCE			R$/ t
INITIAL	FINAL	AVERAGE	variable	INITIAL	FINAL	AVERAGE	variable	INITIAL	FINAL	AVERAGE	variable
90,01	91,00	90,5	8,10	120,01	121,00	120,5	10,48	150,01	151,00	150,5	12,86
91,01	92,00	91,5	8,18	121,01	122,00	121,5	10,56	151,01	152,00	151,5	12,94
92,01	93,00	92,5	8,25	122,01	123,00	122,5	10,64	152,01	153,00	152,5	13,02
93,01	94,00	93,5	8,33	123,01	124,00	123,5	10,72	153,01	154,00	153,5	13,10
94,01	95,00	94,5	8,41	124,01	125,00	124,5	10,80	154,01	155,00	154,5	13,18
95,01	96,00	95,5	8,49	125,01	126,00	125,5	10,88	155,01	156,00	155,5	13,26
96,01	97,00	96,5	8,57	126,01	127,00	126,5	10,96	156,01	157,00	156,5	13,34
97,01	98,00	97,5	8,65	127,01	128,00	127,5	11,04	157,01	158,00	157,5	13,42
98,01	99,00	98,5	8,73	128,01	129,00	128,5	11,11	158,01	159,00	158,5	13,50
99,01	100,00	99,5	8,81	129,01	130,00	129,5	11,19	159,01	160,00	159,5	13,58
100,01	101,00	100,5	8,89	130,01	131,00	130,5	11,27	160,01	161,00	160,5	13,66
101,01	102,00	101,5	8,97	131,01	132,00	131,5	11,35	161,01	162,00	161,5	13,74
102,01	103,00	102,5	9,05	132,01	133,00	132,5	11,43	162,01	163,00	162,5	13,82
103,01	104,00	103,5	9,13	133,01	134,00	133,5	11,51	163,01	164,00	163,5	13,90
104,01	105,00	104,5	9,21	134,01	135,00	134,5	11,59	164,01	165,00	164,5	13,97
105,01	106,00	105,5	9,29	135,01	136,00	135,5	11,67	165,01	166,00	165,5	14,05
106,01	107,00	106,5	9,37	136,01	137,00	136,5	11,75	166,01	167,00	166,5	14,13
107,01	108,00	107,5	9,45	137,01	138,00	137,5	11,83	167,01	168,00	167,5	14,21
108,01	109,00	108,5	9,53	138,01	139,00	138,5	11,91	168,01	169,00	168,5	14,29
109,01	110,00	109,5	9,61	139,01	140,00	139,5	11,99	169,01	170,00	169,5	14,37
110,01	111,00	110,5	9,68	140,01	141,00	140,5	12,07	170,01	171,00	170,5	14,45
111,01	112,00	111,5	9,76	141,01	142,00	141,5	12,15	171,01	172,00	171,5	14,53
112,01	113,00	112,5	9,84	142,01	143,00	142,5	12,23	172,01	173,00	172,5	14,61
113,01	114,00	113,5	9,92	143,01	144,00	143,5	12,31	173,01	174,00	173,5	14,69
114,01	115,00	114,5	10,00	144,01	145,00	144,5	12,39	174,01	175,00	174,5	14,77
115,01	116,00	115,5	10,08	145,01	146,00	145,5	12,46	175,01	176,00	175,5	14,85
116,01	117,00	116,5	10,16	146,01	147,00	146,5	12,54	176,01	177,00	176,5	14,93
117,01	118,00	117,5	10,24	147,01	148,00	147,5	12,62	177,01	178,00	177,5	15,01
118,01	119,00	118,5	10,32	148,01	149,00	148,5	12,70	178,01	179,00	178,5	15,09
119,01	120,00	119,5	10,40	149,01	150,00	149,5	12,78	179,01	180,00	179,5	15,17